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                                                                      Exhibit 10



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-52568) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life Variable Annuity Account W, and to the use therein of our report dated February 2, 2001, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company.


                                       /s/ Ernst & Young LLP

Fort Wayne, Indiana
July 25, 2001